SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 1, 2003

ALLIED PRODUCTS CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-5530	8-0292230
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o R.A.D. & Associates

711 North McKinley Road, Suite 6, Lake Forest, Illinois  60045

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code:  (847) 535-9702

Not applicable

(Former name or former address, if changed since last report)

Item 5.	Other Events

On October 2, 2000, Allied Products Corporation (the “Company”) filed a petition for reorganization in the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division under Chapter 11 of the United States Bankruptcy Code.  The Company is filing copies of its monthly United States Trustee reports under cover of Form 8-K in lieu of Forms 10-Q and 10-K.

On July 15, 2003, the Company filed its June monthly United States Trustee report with the bankruptcy court.

Item 7.	Financial Statements and Exhibits

Exhibits

99.01	United States Trustee Report of the Company for June 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allied Products Corporation
(Registrant)

	By:	/s/ Richard A. Drexler
Richard A. Drexler
Chairman, President and Chief
Executive & Financial Officer

Dated: July 15, 2003